April 14, 2023

The Crypto Company
23823 Malibu Road
Suite 50477
Malibu, CA 90265

VIA ELECTRONIC EMAIL

Re: Additional Principal and Pre-Funded Warrant

Dear Sirs:

Reference is made to that certain (i) Securities Purchase Agreement, dated May 3, 2022 (as amended, the "**Purchase Agreement**"), by and between The Crypto Company, a Nevada corporation (the "**Company**"), and AJB Capital Investments LLC, a Delaware limited liability company (the "**Buyer**"); and (ii) 10% Promissory Note of the Company issued in favor of the Buyer, dated May 3, 2022, in the principal amount of US$1,125,000.00 (as amended, the "**Note**"). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement or the Note, as applicable.

For good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Buyer consents to provide additional liquidity to the Company in the amount of $55,000 (the "**Additional Principal Amount**"), in exchange for which the Buyer will receive a pre-funded warrant to purchase up to 1,000,000 shares of the Common Stock, in the form attached hereto as Exhibit A (the "**Additional Warrant**"), subject to adjustments and limitations as provided therein. The parties have further agreed to certain corresponding amendments to the Note to implement the foregoing, in the form attached hereto as Exhibit B (the "**Note Amendment**"). All other terms, conditions, and provisions of the Transaction shall remain in full force and effect except as expressly provided in the Note Amendment.

The Company acknowledges and agrees that the Buyer will disburse to the Company $55,000 of the Additional Principal Amount, after withholding 10% of the Additional Principal Amount as OID, pursuant to the Note.

This Letter Agreement is limited to the matters expressly set forth herein and should not be construed as an indication that the Buyer has agreed to any other modifications to, consents of, or waivers of any other terms or provisions of any document described herein, or of the terms of any other agreement, instrument or security or any modifications to, consents of, or waivers of any default that may exist or occur thereunder.

The Company hereby represents and warrants and covenants to the Buyer that nothing contained herein or otherwise disclosed to the Buyer by the Company connection herewith constitutes material non-public information. As of the date hereof, the Company shall have disclosed all material, non-public information (if any) provided up to the date hereof to the Buyer by the Company or any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that has not previously been publicly disclosed by the Company in a filing with the Securities and Exchange Commission.

The Company hereby covenants and agrees that, as of the date hereof, (i) the Buyer has no confidentiality or similar obligation under any agreement to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents and (ii) the Buyer has not made any agreement with the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agent not to purchase or sell, long and/or short, the Common Stock or any other securities of the Company.

This Letter Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to choice of law principles. Any dispute arising under or relating to or in connection with this Letter Agreement shall be subject to the exclusive jurisdiction and venue of the State and/or Federal courts located in New York. This Letter Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

Signatures Follow

Sincerely,

AJB Capital Investments LLC

By: ___________________________
Name: Ari Blaine
Its: Manager

Acknowledged and Agreed:

The Crypto Company

By: Ron Levy
Name: Ron Levy
Title: CEO

EXHIBIT A

Form of Additional Warrant

See Attached

EXHIBIT B

Amendment to Note

See Attached